UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Torchlight Energy Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TORCHLIGHT ENERGY RESOURCES, INC.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 5, 2014

We hereby give notice that the Annual Meeting of Stockholders of Torchlight Energy Resources, Inc. will be held on December 5, 2014, at 10:00 a.m. local time, at the Marriott at Legacy Town Center, 7121 Bishop Road, Plano, Texas 75024, for the following purposes:

(1)	To elect seven directors;

(2)	To ratify the selection of Calvetti Ferguson as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

(3)	To approve an amendment to our Articles of Incorporation to authorize the issuance of shares of preferred stock; and

(4)	To transact such other business as may properly come before the meeting.

Under Nevada law, only stockholders of record on the record date, which is October 23, 2014, are entitled to notice of and to vote at the Annual Meeting or any adjournment. It is important that your shares of common stock be represented at this meeting so that the presence of a quorum is assured.

Your vote is important. Even if you plan to attend the meeting in person, please date and execute the enclosed proxy and return it promptly in the enclosed postage-paid envelope as soon as possible. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

November 17, 2014	Thomas Lapinski
Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 5, 2014.

The Proxy Statement, form of proxy card and Annual Report are available at: ir.torchlightenergy.com

TORCHLIGHT ENERGY RESOURCES, INC.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

PROXY STATEMENT

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. Proxies are being solicited on behalf of the Board of Directors of Torchlight Energy Resources, Inc.  This Proxy Statement and accompanying form of proxy card will be sent on or about November 17, 2014 to stockholders entitled to vote at the Annual Meeting.  The cost of the solicitation of proxies will be paid by us. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by our officers and other employees.

Annual Report on Form 10-K. A copy of our Annual Report on Form 10-K/A for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, has been mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the Annual Meeting, we request that you date and execute the enclosed proxy card and return it in the postage-paid return envelope.  If your shares are held in “street name” through a brokerage or other institution, telephone and internet instructions are also provided on the proxy card you receive.  A control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Effective July 1, 2009, the NYSE amended its rule regarding discretionary voting by brokers on uncontested elections of directors such that any investor who does not instruct the investor’s broker on how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker on how to vote.  Accordingly, with respect to the election of directors (see Proposal 1), a broker is not entitled to vote the shares of common stock unless the beneficial owner has given instructions.  With respect to the ratification of the selection of Calvetti Ferguson as our independent registered public accounting firm (see Proposal 2) and the amendment to our Articles of Incorporation to authorize the issuance of preferred stock (see Proposal 3), a broker will have discretionary authority to vote the shares of common stock if the beneficial owner has not given instructions.

Revocation of Proxies. The proxy may be revoked by the stockholder at any time before a vote is taken by notifying our President in writing at the address of Torchlight Energy Resources, Inc. given above; by executing a new proxy bearing a later date or by submitting a new proxy by telephone or internet; or by attending the Annual Meeting and voting in person.

Voting in Accordance with Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted for the election of the director nominees as proposed (see Proposal 1), for the ratification of Calvetti Ferguson as our independent registered public accounting firm for 2014 (see Proposal 2) and for approval of the amendment to our Articles of Incorporation to authorize the issuance of preferred stock (see Proposal 3).  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail will be voted in accordance with the judgment of the persons named as proxies.

Quorum. The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting.

Required Vote. A plurality of the common stock present in person or represented by proxy at the Annual Meeting will elect as directors the nominees proposed (see Proposal 1). The ratification of Calvetti Ferguson as our independent registered public accounting firm for 2014 (see Proposal 2) requires the affirmative vote of a majority of the common stock entitled to vote, present in person or represented by proxy.  The affirmative vote of a majority of the common stock entitled to vote (i.e., a majority of the “voting power”) is required to approve the amendment to our Articles of Incorporation to authorize the issuance of preferred stock (see Proposal 3).  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Record Date. The close of business on October 23, 2014 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote.  As of October 23, 2014, there were 23,187,941 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.  Each stockholder is entitled to one vote for each share of common stock held.

No Dissenters’ Rights. Under the Nevada Revised Statutes, stockholders are not entitled to dissenters’ rights with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information

Under our bylaws, the number of members of our Board of Directors is to be determined from time to time by resolution adopted by a majority of the Board of Directors or by the stockholders, but in no event will be less than one or more than 15.  Each director is elected to hold office until the next annual or special meeting of stockholders and until such director’s successor has been elected and qualified, or until his or her earlier resignation or removal.  As of the date hereof, the Board of Directors consists of seven members.  The Board of Directors has approved and recommended to stockholders the election of seven nominees to serve on the Board.  These nominees are Thomas Lapinski, John Brda, Willard G. McAndrew III, Wayne Turner, Jerry D. Barney, Edward J. Devereaux and Eunis L. Shockey.  All the nominees presently serve as members of our Board of Directors, and are accordingly standing for re-election.  There are no family relationships among any of our directors or executive officers.

The persons named in the enclosed Proxy (“Proxy”) have each been selected by the Board of Directors to serve as proxy and will vote the shares represented by valid proxies at the Annual Meeting and adjournments thereof.  Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below.  Each duly elected director will hold office until his successor shall have been elected and qualified.  Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Information Regarding Nominees

The names of the nominees for election to the Board, their principal occupations and certain other information follow:

Thomas Lapinski – age 70 – Mr. Lapinski has served as our Chief Executive Officer and director since November 2010.  He also previously served as our President from November 2010 to January 2012 and as Interim Principal Financial Officer from November 2010 to September 2013.  He is the founder of Torchlight Energy, Inc., our wholly owned subsidiary, and has served as its Chief Executive Officer, President and director since its incorporation in June 2010. From 2002 to the present, he has engaged in consulting work on evaluating exploration, acquisition and re-development opportunities in the Rocky Mountain Region, Texas Gulf Coast, Mid-Continent, the Middle East, and South America. From September 1996 to June 2002, Mr. Lapinski served as President of Stephens Energy International of The Stephens Group, LLC. While there, he was involved in oil and gas exploration and production project development. Prior to that, he spent over 30 years in senior positions with Amoco Corporation before retiring. His expertise is in project evaluations, operations management and strategic planning with experience throughout the Rocky Mountain region, Alaska, U.S. mid-continent, the U.S. Gulf Coast and international arenas. With Amoco, he has held numerous positions, including Division Geophysicist for Rocky Mountain Area, Regional Geophysicist for Africa and the Middle East, Exploration Manager for North and West Africa, President-Amoco Morocco, President-Amoco Turkey, General Manager-Amoco Kenya, Exploration Manager Gulf Coast, Regional Exploration Manager for Southern and Eastern U.S. and Manager for Resource and Business Development in Southern Rocky Mountain Area. He also spent time on a special project for the Chairman of Amoco on key strategic planning issues where he was responsible for long-term monetization of Amoco’s North American asset base. Mr. Lapinski received a degree in Geophysical Engineering from the Colorado School of Mines in 1966.

We appointed Mr. Lapinski as an executive officer and a member of the Board of Directors based on his knowledge and experience in the oil and gas industry.  His ability to identify and evaluate opportunities is an important part of our continued success.

John A. Brda – age 49 – Mr. Brda has been our President and Secretary and a member of the Board of Director since January 2012.  He has been the Managing Member of Brda & Company, LLC since 2002, which provided consulting services to public companies—with a focus in the oil and gas sector—on investor relations, equity and debt financings, strategic business development and securities regulation matters, prior to him becoming President of the company.

We believe Mr. Brda is an excellent fit to our Board of Directors and management team based on his extensive experience in transaction negotiation and business development, particularly in the oil and gas sector as well as other non-related industries.  He has consulted with many public companies in the last ten years, and we believe that his extensive network of industry professionals and finance firms will contribute to our success.

Willard G. McAndrew III – age 59 – Mr. McAndrew has served as our Chief Operating Officer since September 2013 and as a member of the Board since October 2013.  He has forty three years of experience in the energy industry, from field operations to refining.  From December 2006 to September 2013, Mr. McAndrew served as the Chairman of the Board, CEO and President of Xtreme Oil & Gas, Inc., a company engaged in the acquisition, operation and development of oil and natural gas properties located in Texas and the southeast region of the United States.  He began his career in 1969, gaining experience working for Hercules Drilling Company as a roustabout in South Louisiana.  Mr. McAndrew attended Louisiana State University and then spent two years in the United States Marine Corps.  Later, he joined Exxon Corporation Refinery’s Distillation and Specialties division in Baton Rouge, Louisiana, becoming the fourth generation in his family to work for Exxon. Mr. McAndrew has served as President and owner of several small companies that were involved in all phases of the oil and gas business from drilling, reworking, completion, leases, etc.  He has also been a consultant since 1990 to companies and is responsible for the structure, formation and marketing of partnerships and energy financing.

We believe that Mr. McAndrew’s many years in the oil and gas industry and his vast network of contacts in the investment banking and broker-dealer communities compliments the Board of Directors.

Involvement in certain legal proceedings.  From 2001 through May 2006, Mr. McAndrew served as the CEO, President and Director of Energy & Engine Technology, Inc.  After he left the company, it filed for bankruptcy protection in December 2006.

Wayne Turner – age 65 – Mr. Turner has served as one of our directors since March 2011.  He is presently the Managing Partner of JEBCO Seismic, LP, a position he has held since 1989, and is the Managing Partner of Big Thicket Oil & Gas, L.P., a position he has held since 2001.  Mr. Turner took over management of JEBCO in 1989, when he acquired an ownership interest in the company.  JEBCO is an independent international geophysical data acquisition contractor.  Jebco’s non-exclusive surveys and third party datasets represent a unique and readily available source of information for both mature and frontier regions.  JEBCO has operated both offshore and onshore in Canada and the U.S.  JEBCO has also conducted surveys in the North Sea, Africa, Asia, and South America.  One of JEBCO’s most significant accomplishments was signing an agreement with the Ministry of Geology in the USSR in 1989. The company was active in Russia, Kazakhstan, Uzbekistan, and Azerbaijan before and after the break-up of the USSR. The company has provided oil and gas exploration information to the industry, assisted in license rounds, and assisted in direct negotiations for oil and gas properties in these countries.  Mr. Turner spent significant time in these countries and personally negotiated the major contract agreements involved.

Mr. Turner started Big Thicket Oil & Gas, L.P. in 2001. This company is active in oil and gas exploration in Texas, Louisiana, Oklahoma, and New Mexico. Most of the activity is through partnerships, which allows the company to remain small in staff, but have access to expertise in different areas. Big Thicket does not operate wells, but is involved in generating and evaluating prospects. Mr. Turner graduated in 1971 from the University of Houston with a degree in Electrical Engineering. He is active in various charitable organizations including the Houston Livestock Show and Rodeo and Houston Children’s Charities.

Wayne Turner’s expertise in the oil and gas industry makes him an excellent fit to the Board of Directors.  In particular, we believe his experience in geophysical data acquisition is a valuable asset to the company.

Jerry Barney – age 67 – Dr. Barney has served as member of the Board of Directors since October 2013.  He has over 30 years of experience in various management and consulting positions with technology, oil services and government entities. Dr. Barney was a director of Barney Family Companies, a successful investment firm with holdings in oil and gas properties, office buildings and financial assets. Dr. Barney has a Bachelor of Science from the University of Kansas; a MA and EdD in Education from Columbia University; and a MBA from Rensselaer University.

We believe that Dr. Barney’s broad range of business experience and skills, punctuated by noteworthy higher education credentials, compliments the Board of Directors.

Edward Devereaux – age 72 – Mr. Devereaux has served as member of the Board of Directors since October 2013.  He is a seasoned investment executive with over three decades of experience in investment management, investment banking and securities sales and marketing.  From 2010 to the present, he has served as a consultant to companies wishing to raise capital within the independent broker dealer and registered investment advisors communities.  From 2006 to 2010, he served as President and CEO of Advanced Marketing Services, a marketing consulting and investment banking firm. Mr. Devereaux has participated in raising more than $10 billion of investment capital in his career.  He has worked for various investment firms, including Prudential Securities and Lightstone Securities.  Mr. Devereaux has a B.A. from Hofstra University.

Edward Devereaux expertise in the securities industry makes him an excellent fit to the Board of Directors.  In particular, we believe his oversight of our capital raising strategies is a valuable asset to the company.

Eunis L. Shockey – age 77 – Mr. Shockey has served as member of the Board of Directors since October 2013.  He is a successful and experienced entrepreneur and executive.  Mr. Shockey retired in 2000, but since then he has acted as a mentor for many of the companies in his investment portfolio. After completing his service in the U.S. Navy, Mr. Shockey entered the software industry and gained broad knowledge of military software and telephony applications while at GE, RCA, Raytheon, and Northern Telecom. He founded Computerware in 1978 and successfully developed and marketed a telephone company management system for shared tenant services. Computerware was bought by a venture capital fund in 1986. Mr. Shockey then founded Telecommunications Support Systems (TSS) to dispatch substitute teachers for schools. Its customers included 600 of the largest school districts in the U.S. and Canada. TSS was sold in 2000 and currently operates as eSchools Solutions, Inc.

We believe Mr. Shockey is an excellent fit to our Board of Directors based on his extensive experience in successfully owning and operating multiple successful companies over the years.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NOMINEES LISTED ABOVE.

Information Regarding Executive Officers

Executive officers are appointed to serve at the discretion of the Board. These individuals are referred to collectively as our “named executive officers.”

Our named executive officers are as follows:

Name	Age	Position(s) and Office(s)
Thomas Lapinski	70	Chief Executive Officer, Interim Principal Financial Officer and Director
John A. Brda	49	President, Secretary and Director
Willard G. McAndrew III	59	Chief Operating Officer and Director
Roger N. Wurtele	68	Chief Financial Officer

See “Information Regarding Nominees” above for biographical information of Messrs. Lapinski, Brda and McAndrew.

Roger N. Wurtele – age 68 – Mr. Wurtele has served as our Chief Financial Officer since September 2013.  He is a versatile, experienced finance executive that has served as Chief Financial Officer for several public and private companies. He has a broad range of experience in public accounting, corporate finance and executive management.  Mr. Wurtele previously served as CFO of Xtreme Oil & Gas, Inc. from February 2010 to September 2013.  From May 2013 to September 2013 he worked as a financial consultant for us.  From November 2007 to January 2010, Mr. Wurtele served as CFO of Lang and Company LLC, a developer of commercial real estate projects.  He graduated from the University of Nebraska and has been a Certified Public Accountant for 40 years.

            Involvement in certain legal proceedings.  From 2001 through May 2006, Mr. Wurtele served as the CFO of Energy & Engine Technology, Inc.  After he left the company, it filed for bankruptcy protection in December 2006.

CORPORATE GOVERNANCE MATTERS

Meetings of the Board

All directors are expected to make every effort to attend meetings of the Board, meetings of any Board committees on which such director serves, and annual meetings of stockholders.  The Board held five meetings during the year ended December 31, 2013.  The Board of Directors also executed seven written consents to action in lieu of a meeting during the year ended December 31, 2013, which consents were each approved unanimously.  We currently have an Audit Committee, a Compensation Committee and a Nominating Committee, which committees were established on November 14, 2013.  During 2013, the Audit Committee held one meeting, and the Compensation Committee and Nominating Committee did not hold any meetings. Also during 2013, the independent members of the Board of Directors held one “executive session” meeting. Of our current directors, during 2013, all attended no fewer than 75 percent of (i) the total number of meetings of the Board of Directors (including consents to action in lieu of a meeting) held during the period for which he has been a director, and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served, except for Jerry Barney.  All members and nominees of the Board of Directors attended the 2013 Annual Meeting of Stockholders, other than Kenneth Danneberg who did not stand for reelection at that meeting.

Stockholder Communications with Directors

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o President, 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093.  Any communication so received will be processed and conveyed to the member(s) of the Board named in the communication or to the Board, as appropriate, except for junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Director Independence

Currently four of our seven directors are independent, including Wayne Turner, Jerry D. Barney, Edward J. Devereaux and Eunis L. Shockey.  The definition of “independent” used is based on the independence standards of The NASDAQ Stock Market LLC.  The Board performed a review to determine the independence of Messrs. Turner, Barney, Devereaux and Shockey and made a subjective determination as to each of these individuals that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Torchlight Energy Resources, Inc. In making these determinations, the Board reviewed information provided by these individuals with regard to each individual’s business and personal activities as they may relate to us and our management.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently composed of seven directors, none of whom carries the title of “Chairman.”  In addition to serving on the Board, Thomas Lapinski also currently serves as Chief Executive Officer.  Accordingly, there is often little separation in Mr. Lapinski’s role as principal executive officer and his role as a director.  To mitigate any apparent conflicts this may create, we maintain a Board of Directors consisting of a majority of independent directors.  We believe this will allow the Board to better oversee and manage risk.  None of our independent directors holds the title of “lead” independent director.  Accordingly, all of our independent directors have an equal role in the leadership of the Board.  We believe that our overall leadership structure is appropriate based on our current size.

As a part of its oversight function, the Board of Directors monitors how management operates the company.  Risk is an important part of deliberations at the Board level throughout the year.  The Board of Directors as a whole considers risks affecting us.  The Board considers, among other things, the relevant risks to the company when granting authority to management and approving business strategies. Through this risk oversight process, the Board reserves the right to make changes to our leadership structure in the future if it deems such changes are appropriate and in the best interest of our stockholders.

Audit Committee

We maintain a separately-designated standing audit committee.  The Audit Committee currently consists of three our four independent directors, including Wayne Turner, Jerry D. Barney and Edward J. Devereaux. Mr. Devereaux is the Chairman of the Audit Committee, and the Board of Directors has determined that he is an audit committee financial expert as defined in Item 5(d)(5) of Regulation S-K. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements on behalf of the Board of Directors. The Audit Committee meets privately with our management and with our independent registered public accounting firm and evaluates the responses by our management both to the facts presented and to the judgments made by our outside independent registered public accounting firm. Our Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2013 with our management.

In November 2013, our Board adopted a charter for the Audit Committee. A copy of the Charter of the Audit Committee can be found on our website at www torchlightenergy.com. The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee’s duties. All members of the Audit Committee must be independent. The Audit Committee is objective, and reviews and assesses the work of our independent registered public accounting firm and our internal accounting.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the audited financial statements of Torchlight Energy Resources, Inc. for the fiscal year ended December 31, 2013. The Audit Committee has discussed with Calvetti Ferguson, our independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Calvetti Ferguson required by applicable requirements of the Public Company Accounting Oversight Board regarding Calvetti Ferguson’s communications with the Audit Committee concerning independence, and has discussed with Calvetti Ferguson the independence of Calvetti Ferguson.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2013.  This report is furnished by the Audit Committee of our Board of Directors, whose members are:

Edward J. Devereaux (Chairman of the Audit Committee),
Wayne Turner, and
Jerry D. Barney

All information within this “Audit Committee” section of the Proxy Statement, including but not limited to the Report of the Audit Committee, shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101) or to the liabilities of section 18 of the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Compensation Committee

We have a Compensation Committee whose members are Wayne Turner, Jerry D. Barney, Edward J. Devereaux and Eunis L. Shockey. In November 2013, our Board adopted a charter for the Compensation Committee. A copy of the Charter of the Compensation Committee can be found on our website at www torchlightenergy.com. The primary purposes of the Compensation Committee are to discharge the Board of Directors’ responsibilities relating to the evaluation and compensation of our Chief Executive Officer, President and other senior executives. Our executive compensation program are designed to: (1) attract, retain and motivate skilled and knowledgeable individuals; (2) ensure that compensation is aligned with our corporate strategies and business objectives; (3) promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and (4) align executives’ and directors’ incentives with the creation of stockholder value. To achieve these objectives, our Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels it believes will allow us to attract and retain qualified executives and directors. The Compensation Committee will take under consideration recommendations from executive officers and directors regarding its executive compensation program. The Compensation Committee also has the authority to obtain advice and assistance from external advisors, including compensation consultants, although the Compensation Committee did not elect to retain a compensation consultant to assist with determining executive compensation during 2013.

Nominating Committee

We have a Nominating Committee whose members are Wayne Turner, Jerry D. Barney, Edward J. Devereaux and Eunis L. Shockey. In November 2013, our Board adopted a charter for the Nominating Committee. A copy of the Charter of the Nominating Committee can be found on our website at www torchlightenergy.com. The Nominating Committee’s primary duties are identify individuals qualified to become Board members and to recommend to the Board director nominees for election at the Annual Meeting of Stockholders or for election by the Board to fill open seats between annual meetings.  See “Procedures for Director Nominations” below for the criteria it uses to evaluate nominee candidates. Its Charter provides for the Nominating Committee to review qualifications of individuals suggested as potential candidates for director of the company, including candidates suggested by stockholders, and consider for nomination any of such individuals who are deemed qualified.  For information regarding the procedures for stockholder nominations to the Board, see “Procedures for Director Nominations” below.

Procedures for Director Nominations

Members of the Board are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, and business and other experience useful for the effective oversight of our business.  All candidates must meet the minimum qualifications and other criteria established from time to time by the Board and Nominating Committee.  In considering possible candidates for election as director, the Board and Nominating Committee is guided by the following standards:

(1)	Each director should be an individual of the highest character and integrity;

(2)	Each director should have substantial experience that is of particular relevance to us;

(3)	Each director should have sufficient time available to devote to the affairs of the company; and

(4)	Each director should represent the best interests of the stockholders as a whole.

We also consider the following criteria, among others, in our selection of directors:

(1)	Technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of our business, especially relating to the oil and gas industry;

(2)	Diversity of viewpoints, backgrounds, experiences and other demographics; and

(3)
The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the company.

The Nominating Committee and Board of Directors evaluates suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members (including self-nominations) and stockholders. All candidates, including those submitted by stockholders, will be similarly evaluated by the Nominating Committee and Board of Directors using the Board membership criteria described above and in accordance with applicable procedures, including such procedures prescribed by the SEC. Once candidates have been identified, the Nominating Committee and Board will determine whether such candidates meet our qualifications for director nominees and select nominees accordingly.

As noted above, the Nominating Committee and Board of Directors will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with applicable SEC requirements and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to us for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name and address; age; principal occupation during the past five years; current directorships on publicly held companies and registered investment companies; and number of shares of our common stock owned, if any.  No candidates for director nominations were submitted to us by any stockholder in connection with the 2014 Annual Meeting.

COMPENSATION DISCUSSION

The following table provides summary information for the years 2013 and 2012 concerning cash and non-cash compensation paid or accrued to or on behalf of certain executive officers.

Summary Executive Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Thomas Lapinski CEO/Director	2013	180,000	-	-	355,250 (1)	-	-	-	535,250
	2012	240,000 (2)	-	-	-	-	-	-	240,000

John A. Brda President/Director	2013	205,000	-	-	355,250 (3)	-	-	-	560,250
	2012	240,000 (4)	-	-	-	-	-	-	240,000

Willard G. McAndrew III	2013	60,000	-	-	2,225,000 (5)	-	-	75,000 (6)	2,360,000
COO/Director	2012	-	-	-	-	-	-	-	-

Roger Wurtele CFO	2013	40,000	-	-	180,000 (7)	-	-	52,500 (6)	272,500
	2012	-	-	-	-	-	-	-	-

(1)
On September 4, 2013, we granted Mr. Lapinski a fully vested option to purchase 245,000 shares of stock at an exercise price of $2.00 per share.  The value of these options was determined using the Black Scholes Method.

(2)	In September 2013, Mr. Lapinski forgave a total of $489,000 in outstanding indebtedness in connection with his then accrued and unpaid compensation, which included this unpaid salary for 2012.
(3)
On September 4, 2013, we granted Mr. Brda a fully vested option to purchase 245,000 shares of stock at an exercise price of $2.00 per share.  The value of these options was determined using the Black Scholes Method.

(4)	In September 2013, Mr. Brda forgave a total of $240,000 in outstanding indebtedness in connection with his then accrued and unpaid compensation, which included this unpaid salary for 2012.
(5)
Prior to Mr. McAndrew’s appointment as COO in September, 2013, during 2013 we granted him a fully vested warrant to purchase 1,000,000 shares of stock at an exercise price of $2.09 per share as consideration for consulting services, valued at $890,000. In September 2013, we granted Mr. McAndrew an option to purchase 1,500,000 shares of stock at an exercise price of $2.09 per share, which was to vest over upon certain performance thresholds and was valued at $1,335,000. The value of the options was determined using the Black Scholes Method.

(6)	This amount represents consulting fees paid prior to the effective date of employment with the Company.
(7)
In October 2013, we granted Mr. Wurtele an option to purchase 300,000 shares of stock at an exercise price of $2.09 per share.  100,000 of the options vested immediately, with the remaining options to vest on the first and second anniversaries of his employment. The value of these options was determined using the Black Scholes Method.

Setting Executive Compensation

We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives.

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, our company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation (including without limitation stock and stock option awards) and between annual and long-term compensation.

Employment Agreements

Our employment agreement with Thomas Lapinski, our Chief Executive Officer, through Opal Marketing and Consulting, Inc. (“Opal”) expired on June 30, 2014.  Mr. Lapinski owns and is the President of Opal.  The agreement had an effective date as of July 1, 2013 and stated that Opal will provide the services of Mr. Lapinski to serve as our Chief Executive Officer.  The agreement provided that we are to pay Opal a base fee equal to $15,000 per month, with an increase in Opal’s base fee of (i) $5,000 per month when we achieve 500 barrels of oil or gas equivalent per day (“BOEPD”) in net production (ii) an additional $5,000 per month when we achieve 750 BOEPD in net production, and (iii) an additional $5,000 per month when we achieve 1,000 BOEPD in net production.  Under the agreement, Opal was also eligible for a discretionary annual bonus based on factors to be considered by the Board of Directors.  The employment agreement included a confidentiality provision and a non-compete provision.  We are continuing to pay Mr. Lapinski (through Opal) the base fee set forth in the expired agreement until a new employment agreement is entered into.

We entered into an employment agreement with John A. Brda, our president, in January 2012.  The agreement, as amended in October 2013, has a term that expires in December 2016 and provided for a base salary of $15,000 per month.

The agreement was amended in January 2014 so that effective the first of that month, his annual base salary increased to $300,000.  He is also eligible for a discretionary annual bonus based on factors to be considered by the Board of Directors.  The employment agreement includes a confidentiality provision and a non-compete provision.

We entered into an employment agreement with Willard G. McAndrew III, our Chief Operating Officer, in September 2013.  The agreement has a term of three years and provided for a base salary of $15,000 per month.  Additionally, the agreement granted Mr. McAndrew 1,500,000 stock options in September 2013 that were to vest upon certain production thresholds being met by the company.  The agreement was amended in January 2014 so that effective the first of that month, his annual base salary increased to $300,000 and all of the 1,500,000 options became fully vested.  These options are currently held by WMDM Family, Ltd.  Mr. McAndrew is also eligible for a discretionary annual bonus based on factors to be considered by the Board of Directors.  The employment agreement includes a confidentiality provision and a non-compete provision.

We entered into an employment agreement with Roger Wurtele, our Chief Financial Officer, in October 2013 that has a term that ends in September 2016 and provides for a base salary of $10,000 per month.  Additionally, the agreement granted Mr. Wurtele 300,000 stock options in October 2013, with 100,000 options vesting immediately and the remaining 200,000 options to vest upon the second and third anniversaries of his employment.  The agreement was amended in January 2014 so that effective the first of that month, his annual base salary increased to $180,000 and the remaining 200,000 options became fully vested.  These options are currently held by Birch Glen Investments Ltd.  Mr. Wurtele is also eligible for a discretionary annual bonus based on factors to be considered by the Board of Directors.  The employment agreement includes a confidentiality provision and a non-compete provision.

Outstanding Equity Awards at Fiscal Year End

The following table details all outstanding equity awards held by our named executive officers at December 31, 2013:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Thomas Lapinski	245,000	-	-	2.00	09/04/2018
John A. Brda	245,000	-	-	2.00	09/04/2018
Willard G. McAndrew III	900,000(1)	-	-	2.09	04/15/2018
	-	1,500,000(1)(2)	-	2.09	09/09/2018
Roger Wurtele	100,000(3)	200,000(3)(4)	-	2.09	10/10/2018

(1)
Mr. McAndrew gifted these options to WMDM Family, Ltd. The general partner and 1% owner of WMDM Family, Ltd. is a limited liability company which is owned by a trust of which Mr. McAndrew is a beneficiary.

(2)
These options were awarded to Mr. McAndrew in September 2013, and as of December 31, 2013 had not yet vested, and were to vest based on certain production thresholds being met by the Company.  In January 2014, however, all of these options became vested.

(3)	Mr. Wurtele gifted these options to Birch Glen Investments Ltd. Mr. Wurtele and his wife together hold a 98% interest in the general partner of Birch Glen Investments Ltd.
(4)
These options were awarded to Mr. Wurtele in October 2013, and as of December 31, 2013 had not yet vested, and were to vest on the first and second anniversaries of his employment with the Company.  In January 2014, however, all of these options became vested.

Compensation of Directors

At present, we do not pay our directors for attending meetings of the Board of Directors, although we may adopt a director compensation policy in the future. We have no standard arrangement pursuant to which directors are compensated for any services they provide or for committee participation or special assignments.  We did, however, provide compensation to certain directors in the form of restricted common stock during the year ended December 31, 2013 as follows:

Summary Director Compensation Table

Name	Fees Earned of Paid in Cash ($)	Stock Awards ($) (A)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wayne Turner	-	102,250	-	-	-	-	102,250
Jerry Barney	-	72,750	-	-	-	-	72,750
Edward Devereaux	-	72,750	-	-	-	-	72,750
Eunis L. Shockey	-	72,750	-	-	-	-	72,750

(A)	Stock Value was determined using the Black Scholes Method.
(1)	Includes 50,000 restricted shares of common stock issued on November 1, 2013.
(2)	Includes 25,000 restricted shares of common stock issued on November 14, 2013.

Compensation Policies and Practices as they Relate to Risk Management

We attempt to make our compensation programs discretionary, balanced and focused on the long term.  We believe goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for its executives.  Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended December 31, 2013, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2013, with the exception of (i) a Form 4 that Edward Devereaux, a member of the Board, filed late, (ii) a Form 3 and a Form 4 that Willard McAndrew, our Chief Operating Officer, filed late, (iii) a Form 4 that Thomas Lapinski, our Chief Executive Officer, filed late, and (iv) a Form 3 and two Form 4’s that Robert Kenneth Dulin, significant beneficial shareholder, filed late.

Certain Relationships and Related Transactions

In April 2013, we entered into a Purchase and Sale Agreement with Xtreme Oil & Gas, Inc. (“Xtreme”), under which we acquired certain assets of Xtreme, including the Smokey Hills Prospect in McPherson County, Kansas, the Cimarron Area Hunton Project in Logan County, Oklahoma, and an interest in a salt water disposal facility in Seminole, Oklahoma.  Total consideration for all the properties was $1.6 million. At the time of the transaction with Xtreme, Willard G. McAndrew III owned an equity interest of more than 10% in Xtreme and was its Chief Executive Officer.  He resigned as Chief Executive Officer of Xtreme in September 2013 and later that month was appointed as our Chief Operating Officer.  He was elected to our Board of Directors in October 2013.  As of November 2013 his equity interest in Xtreme was approximately 2%.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of October 23, 2014, concerning, except as indicated by the footnotes below, (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.  Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Torchlight Energy Resources, Inc., 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093.  We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 23,187,941 shares of common stock outstanding at October 23, 2014. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of October 23, 2014 and shares of common stock issuable upon conversion of other securities held by that person that are currently convertible or convertible within 60 days of October 23, 2014 and shares of common stock issuable upon conversion of other securities held by that person that are currently convertible or convertible within 60 days of October 23, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, stock options and warrants referenced in the footnotes below are currently fully vested and exercisable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Thomas Lapinski	3,250,000 shares (1)	13.87%
Chief Executive Officer and Director

John A. Brda	2,762,000 shares (2)	11.79%
President, Secretary and Director

Willard G. McAndrew III	2,400,000 shares (3)	9.38%
COO and Director

Roger N. Wurtele	300,000 shares (4)	1.28%
Chief Financial Officer

Jerry D. Barney	307,021 shares (5)	1.32%
Director

Edward J. Devereaux	37,000 shares	*
Director

Eunis L. Shockey	134,000 shares (6)	*
Director

Wayne Turner	75,000 shares	*
Director

All directors and executive officers as a group (eight persons)	9,265,021 shares	34.95%

Robert Kenneth Dulin	2,486,718 shares (7)	10.10%
8449 Greenwood Drive
Niwot, Colorado, 80503

Sawtooth Properties, LLLP	1,131,216 shares (8)	4.76%
8449 Greenwood Drive
Niwot, Colorado, 80503

(1)	Includes 3,005,000 shares of common stock and stock options that are exercisable into 245,000 shares of common stock.

(2)
Includes 187,000 shares of common stock and stock options that are exercisable into 245,000 shares of common stock, both held individually by John A. Brda.  Also includes 2,330,000 shares of common stock held by Brda & Company LLC.  Mr. Brda is the sole owner and Managing Director of this entity and has voting and investment authority over the shares held by it.

(3)
Includes securities held by WMDM Family, Ltd., including warrants that are exercisable into 900,000 shares of common stock and stock options that are exercisable into 1,500,000 shares of common stock.  The general partner and 1% owner of WMDM Family, Ltd. is a limited liability company of which Mr. McAndrew is the manager. He has voting and investment authority over the shares held by WMDM Family, Ltd.

(4)
Includes stock options held by Birch Glen Investments Ltd. that are exercisable into 300,000 shares of common stock.   Mr. Wurtele and his wife together hold a 98% interest in the general partner of Birch Glen Investments Ltd., and Mr. Wurtele shares voting and investment authority over the shares held by Birch Glen Investments Ltd.  Additionally, the general partner and 1% owner of WMDM Family, Ltd. (see footnote “(3)” above) is a limited liability company which is owned by a trust of which Mr. Wurtele is the trustee.  Securities held by WMDM Family, Ltd. are not included, however, because Mr. Wurtele is not deemed to have voting or investment authority over the shares held by WMDM Family, Ltd.

(5)
Includes (a) 25,000 shares of common stock held individually by Dr. Barney; (b) securities held by an investment club, including 94,480 shares of common stock and a Series A Warrant that is exercisable into 14,286 shares of common stock; and (c) securities held by an entity that is wholly-owned by the Barney 2012 Children’s Trust, including 153,255 shares of common stock and a Series A Warrant that is exercisable into 20,000 shares of common stock.  Dr. Barney is a member of the investment club and shares the voting and investment authority over the shares held by the club.  Dr. Barney is a beneficiary of the Barney 2012 Children’s Trust and historically has had influence over decisions made by the trustee who has voting and investment authority over the shares held by the trust.

(6)	Includes 34,000 shares of common stock and warrants that are exercisable into 100,000 shares of common stock.

(7)
Includes (a) 66,860 shares of common stock held individually by Robert Kenneth Dulin; (b) 209,500 shares of common stock held in trust for the benefit of immediate family members of Mr. Dulin; (c) securities held by Sawtooth Properties, LLLP (“Sawtooth”), including (i) 535,074 shares of common stock, (ii) warrants that are exercisable into 433,285 shares of common stock and (iii) promissory notes that are convertible into up to 162,857 shares of common stock; (d) securities held by another limited liability limited partnership (“LLLP2”), including (i) 125,000 shares of common stock, (ii) warrants that are exercisable into 133,000 shares of common stock and (iii) promissory notes that are convertible into up to 90,000 shares of common stock; and (e) securities held by a limited liability company (“LLC1”), including (i) 120,000 shares of common stock, (ii) warrants that are exercisable into 448,285 shares of common stock and (iii) promissory notes that are convertible into up to 162,857 shares of common stock.  Mr. Dulin is trustee/custodian of each of the trusts and/or accounts referenced in “(b)” above and has voting and investment authority over the shares held by them. Mr. Dulin is the Managing Partner of Sawtooth Properties, LLLP, the Managing Partner of LLLP2 and the Managing Member of LLC1, and he has voting and investment authority over the shares held by each entity.

(8)
Includes (i) 535,074 shares of common stock, (ii) warrants that are exercisable into 433,285 shares of common stock and (iii) a promissory note that, as of June 18, 2013, is convertible into up to 162,857 shares of common stock.  Robert Kenneth Dulin is the Managing Partner of Sawtooth Properties, LLLP.

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Calvetti Ferguson as our independent registered public accounting firm for the current fiscal year.  Calvetti Ferguson has served as our independent registered public accounting firm continuously since November 2010.  We wish to obtain from the stockholders a ratification of the Audit Committee’s action in selecting Calvetti Ferguson for the fiscal year ending December 31, 2014.  Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.  We do not anticipate a representative from Calvetti Ferguson to be present at the meeting.

Although not required by law or otherwise, the selection is being submitted to the stockholders for their approval as a matter of good corporate practice.  In the event the selection of Calvetti Ferguson as our independent registered public accounting firm is not ratified by the stockholders, the adverse vote will be considered as a direction to the Audit Committee to reconsider whether or not to retain that firm as independent registered public accounting firm for the fiscal year ending December 31, 2014.  Even if the selection is ratified, the Board of Directors in its discretion may direct the selection of a different independent accounting firm at any time during or after the year if it determines that such a change would be in the best interests of us and our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF CALVETTI FERGUSON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not Applicable.

Disclosure about Fees

The following table sets forth the fees paid or accrued by us for the audit and other services provided or to be provided by Calvetti Ferguson, our independent registered public accountants, during the years ended December 31, 2013 and 2012.

	2013	2012
Audit Fees(1)	$73,830	$68,640
Audit Related Fees(2)	0	1,000
Tax Fees(3)	3,298	4,491
All Other Fees	7,560	-

Total Fees	$84,688	$74,131

(1)      Audit Fees: This category represents the aggregate fees billed for professional services rendered by the principal independent accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years.

(2)      Audit Related Fees: This category consists of the aggregate fees billed for assurance and related services by the principal independent accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)      Tax Fees: This category consists of the aggregate fees billed for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning.

Pre-Approval of Audit and Non-Audit Services

We did not have a standing audit committee of the board of directors until November, 2013. Therefore, for the fiscal years ended December 31, 2013 and 2012, all audit services, audit-related services and tax services for 2012, as described above, were provided to us by Calvetti Ferguson based upon prior approval of the Board of Directors. Whitley Penn has been engaged for tax services for the year 2014 including preparation of 2013 tax returns.

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK

The Articles of Incorporation of Torchlight Energy Resources, Inc. currently authorize a total of 75,000,000 shares of capital stock, par value $0.001, all of which are shares of common stock.  The Board of Directors has approved, subject to approval by our stockholders, an amendment to the Articles of Incorporation to create a class of preferred stock consisting of 10,000,000 shares, which shares may be designated and issued in one or more series with rights, preferences and privileges determined by the Board of Directors.  Such proposed class of preferred stock is reflected in the form of Certificate of Amendment to Articles of Incorporation which is annexed to this Proxy Statement as Exhibit A.  If the amendment to the Articles of Incorporation is approved, we will have a total of 85,000,000 authorized shares of capital stock, par value $0.001, consisting of 75,000,000 shares of common stock and 10,000,000 shares of preferred stock.

We cannot state or estimate at the present time the terms of the preferred stock we propose be authorized because the Board of Directors does not contemplate any designation and issuance of such preferred stock in the near future, although the Board will not seek further authorization by the stockholders in the event there is a designation and issuance of such preferred stock by the Board.

The terms of the preferred stock to be authorized, including dividend rates, conversion rights, voting rights, redemption prices, maturity dates, designations, preferences, limitations, restrictions and other similar matters will be determined by the Board at a later date, without the vote or approval of the stockholders. Any future issuance of the preferred stock to be authorized could, depending on the circumstances, reduce total stockholder equity, have a dilutive effect on earnings per share, reduce the voting power of currently issued and outstanding shares of common stock, and have other similar dilutive effects on the currently issued and outstanding shares of common stock.  Such preferred stock will only be designated and issued upon a determination by the Board that a proposed designation and issuance is in the best interests of the company and its stockholders.

The purpose of authorizing the shares of preferred stock is to make an additional class of shares apart from the shares of common stock available for issuance should the Board ever deem such an issuance to be advisable. The Board believes that the availability of authorized but unissued shares of preferred stock can be of considerable value by providing an alternative form of consideration in connection with the raising of capital or the acquisition of other businesses through the issuance of our securities, the terms and characteristics of which can be determined by the Board at the time of the actual issuance based on market conditions and to meet other circumstances existing at such time.

The shares of preferred stock to be authorized could also be used to implement a stockholder rights plan, or issued in order to defeat a hostile takeover attempt. Any such stockholder rights plan would likely contain provisions that would allow our stockholders (other than an acquiring person who has not been approved by Board of Directors) to obtain either our shares or shares of the acquiring person at a substantial discount from the market price of such shares. In addition, if we were to become the target of a hostile takeover attempt, we could try to prevent the takeover by issuing shares of preferred stock, the effect of which would be to reduce the voting power of the then issued and outstanding shares of common stock and increase the cost of the takeover. The adoption of a stockholder rights plan or the issuance of shares of preferred stock could make it more difficult for any person to obtain control of the company through a merger, tender offer, proxy contest or other means, which could potentially inhibit stockholders from realizing a higher share price for their stock than that which would be available in the public markets. The Board of Directors believes, however, that such measures would have the effect of (i) deterring transactions in our common stock that could lead to a “creeping” takeover without the payment of a control premium, (ii) encouraging prospective acquirers to negotiate with the Board and (iii) maximizing stockholder value in the event of a sale of the company.  The Board has no knowledge of any current, threatened or contemplated attempt to take over the control of the company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

None of the persons who have served as our executive officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in any of the proposals set forth herein, other than elections to office.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

PROPOSALS FOR 2014 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be acted upon at the 2015 annual meeting of stockholders must present the proposal to us at our principal executive offices at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093, Attn: President, by July 20, 2015 for the proposal to be eligible for inclusion in our proxy statement.  Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 for the 2014 annual meeting of stockholders will be considered untimely unless received by us no later than 45 days before the date on which we first sent our proxy materials for this year's Annual Meeting.

MISCELLANEOUS

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board of Directors,

Thomas Lapinski
Dated: November 17, 2014	Chief Executive Officer and Director

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

1. Name of corporation:

Torchlight Energy Resources, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 is deleted and replaced in its entirety with the following:

“The total number of shares of stock that the Corporation will have authority to issue is 85,000,000, consisting of 75,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

____________ shares of common stock

4. Effective date of filing: (optional) ________________________________________________
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*
If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 3-6-09

PROXY
TORCHLIGHT ENERGY RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD ON DECEMBER 5, 2014

The undersigned hereby appoints Thomas Lapinski and John A. Brda, and each of them as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Torchlight Energy Resources, Inc. (the “Company”) held of record by the undersigned on October 23, 2014, at the Annual Meeting of Stockholders to be held on December 5, 2014, at 10:00 a.m. (Central Time) at the Marriott at Legacy Town Center, 7121 Bishop Road, Plano, Texas 75024, and at any adjournments thereof.  Any and all other proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE RATIFICATION IN NUMBER 2, FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION IN NUMBER 3, AND FOR THE APPROVAL IN NUMBER 4.

1.           ELECTION OF DIRECTORS OF THE COMPANY.  (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

[ ]	FOR all nominees listed below except as marked to the contrary.	[ ]	WITHHOLD authority to vote for all nominees below.

Thomas Lapinski
John Brda
Willard G. McAndrew III
Wayne Turner
Jerry D. Barney
Edward J. Devereaux
Eunis L. Shockey

2.           PROPOSAL TO RATIFY THE SELECTION OF CALVETTI FERGUSON AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

[  ]   FOR                    [  ]   AGAINST                    [  ]   ABSTAIN

3.           PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK

[  ]   FOR                    [  ]   AGAINST                    [  ]   ABSTAIN

5.           IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

[  ]   FOR                    [  ]   AGAINST                    [  ]   ABSTAIN

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a partnership, please sign in partnership name by authorized person. If a corporation or other business entity, please sign in full corporate name by President or other authorized officer.

NUMBER OF                                                                  SIGNATURE:_____________________________________________
SHARES OWNED                                                         PRINTED NAME:__________________________________________
_______________                                                       DATE: __________________________________________________

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 5, 2014.

The Proxy Statement, form of proxy card and Annual Report are available at: ir.torchlightenergy.com